                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 10, 2004

                           CENTRAL FEDERAL CORPORATION
             (Exact name of registrant as specified in its charter)

           Delaware                    0-25045                  34-1877137
           --------                    -------                  ----------
(State or other jurisdiction of      (Commission               (IRS Employer
 incorporation or organization)      File Number)         Identification Number)


    2923 Smith Road Fairlawn, Ohio        44333              (330) 666-7979
    ------------------------------        -----              --------------
(Address of principal executive office  (Zip Code)   (Registrant's Telephone Number)

This Current Report on Form 8-K/A amends the Form 8-K filed by the registrant on June 16, 2004 to report that it had entered into a definitive agreement to acquire RJO Financial Services, Inc. This amendment includes financial statements and pro forma information required to be filed in connection with that acquisition.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Financial Statements of Businesses Acquired:

(1) audited balance sheets of RJO Financial Services, Inc. as of December 31, 2003 and 2002, and the related statements of operations, changes in equity and cash flows for the years then ended.

                          INDEPENDENT AUDITORS' REPORT

To the Stockholder
RJO Financial Services, Inc.
 dba Reserve Mortgage Services
Akron, Ohio

We have audited the accompanying balance sheets of RJO Financial Services, Inc. dba Reserve Mortgage Services (the Company) as of December 31, 2003 and 2002, and the related statements of operations, changes in equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RJO Financial Services, Inc. dba Reserve Mortgage Services as of December 31, 2003 and 2002, and the results of its operations and its cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States of America.

BOBER, MARKEY, FEDOROVICH & COMPANY

March 5, 2004

           RJO FINANCIAL SERVICES, INC. DBA RESERVE MORTGAGE SERVICES
                                 BALANCE SHEETS
                           December 31, 2003 and 2002

                                                                     2003             2002
                                                                 ------------     ------------
                                  ASSETS

CURRENT ASSETS
Cash and cash equivalents                                        $    343,205     $    179,311
Accounts receivable                                                 1,522,606          940,071
Investments, fair value                                               128,965           13,364
                                                                 ------------     ------------

TOTAL CURRENT ASSETS                                                1,994,776        1,132,746

PROPERTY AND EQUIPMENT
Furniture, fixtures and equipment                                     282,575          212,123
Accumulated depreciation                                             (171,201)        (139,390)
                                                                 ------------     ------------

NET PROPERTY AND EQUIPMENT                                            111,374           72,733

OTHER ASSETS                                                           12,627            5,918
                                                                 ------------     ------------

TOTAL ASSETS                                                     $  2,118,777     $  1,211,397
                                                                 ============     ============

                   LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
Lines of credit                                                  $  1,148,413     $    823,451
Current portion of long-term debt                                      15,255           14,492
Cash overdraft                                                        567,768          216,848
Accounts payable                                                       46,995           23,903
Commissions payable                                                     5,100           21,753
Accrued and withheld payroll taxes                                      1,755           11,166
Accrued expenses                                                        6,943            9,330
                                                                 ------------     ------------

TOTAL CURRENT LIABILITIES                                           1,792,229        1,120,943

NONCURRENT LIABILITIES
Equipment note payable                                                 10,554           25,842
                                                                 ------------     ------------

TOTAL LIABILITIES                                                   1,802,783        1,146,785
                                                                 ------------     ------------

STOCKHOLDER'S EQUITY
Common stock, 750 shares authorized, 1 issued
and outstanding, $500 per share stated value                              500              500
Additional paid-in capital                                            915,207          915,207
Accumulated other comprehensive income (loss)                          10,924           (2,511)
Retained deficit                                                     (610,637)        (848,584)
                                                                 ------------     ------------

TOTAL STOCKHOLDER'S EQUITY                                            315,994           64,612
                                                                 ------------     ------------

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                       $  2,118,777     $  1,211,397
                                                                 ============     ============

   The accompanying notes are an integral part of these financial statements.

           RJO FINANCIAL SERVICES, INC. DBA RESERVE MORTGAGE SERVICES
                            STATEMENTS OF OPERATIONS
                           December 31, 2003 and 2002

                                                           2003              2002
                                                       ------------      ------------
INCOME                                                 $  1,753,104      $  1,319,024

COST OF SERVICES RENDERED                                   528,592           489,516
                                                       ------------      ------------

GROSS PROFIT                                              1,224,512           829,508
                                                       ------------      ------------

OPERATING EXPENSES
Compensation and benefits                                   417,882           258,660
Payroll and other taxes                                      45,882            37,981
Advertising                                                  69,334            97,782
Depreciation and amortization                                32,019            20,996
Professional fees                                            18,127            13,226
Meals and entertainment                                      16,769            14,929
Dues and subscriptions                                        4,844             2,725
Automobile expenses                                           5,797             4,505
Insurance                                                    17,893            15,169
Postage and delivery                                          1,670             1,536
Repairs and maintenance                                      15,186            11,884
Office supplies and expense                                  44,805            40,460
Telephone and utilities                                      46,652            33,657
Lease                                                        49,536            44,864
Other operating expenses                                     41,165            38,125
                                                       ------------      ------------

TOTAL OPERATING EXPENSES                                    827,561           636,499
                                                       ------------      ------------

INCOME FROM OPERATIONS                                      396,951           193,009

OTHER INCOME (EXPENSE)
Interest expense                                             (1,792)           (2,584)
Other income (expense), net                                  22,171            (7,307)
                                                       ------------      ------------

TOTAL OTHER INCOME (EXPENSE)                                 20,379            (9,891)
                                                       ------------      ------------

NET INCOME                                             $    417,330      $    183,118
                                                       ============      ============

   The accompanying notes are an integral part of these financial statements.

           RJO FINANCIAL SERVICES, INC. DBA RESERVE MORTGAGE SERVICES
                         STATEMENTS OF CHANGES IN EQUITY
                           December 31, 2003 and 2002

                                                                                  Accumulated
                                                                     Additional      Other
                                             Comprehensive   Common    Paid-in   Comprehensive   Retained
                                   Total     Income (Loss)   Stock     Capital   Income (Loss)    Deficit
                                 ---------   -------------   ------  ----------  -------------   ---------
Balance at January 1, 2002       $ 105,631                   $  500  $  915,207  $       2,456   $(812,532)
Comprehensive income (loss)
   Net income                      183,118   $     183,118        -           -              -     183,118
   Other comprehensive
      income (loss):
     Unrealized gain on
      securities, net               (4,967)         (4,967)       -           -         (4,967)          -
                                             -------------
Comprehensive income                               178,151
                                             -------------
Shareholder distributions         (219,170)                       -           -              -    (219,170)
                                 ---------                   ------  ----------  -------------   ---------
Balance at December 31, 2002        64,612                      500     915,207         (2,511)   (848,584)
                                 ---------                   ------  ----------  -------------   ---------
Comprehensive income (loss)
   Net income                      417,330         417,330        -           -              -     417,330
   Other comprehensive
      income (loss):
     Unrealized loss on
      securities, net               13,435          13,435        -           -         13,435           -
                                             -------------
Comprehensive income                         $     430,765
                                             =============
Shareholder distributions         (179,383)                       -           -              -    (179,383)
                                 ---------                   ------  ----------  -------------   ---------
   Balance at December 31, 2003  $ 315,994                   $  500  $  915,207  $      10,924   $(610,637)
                                 =========                   ======  ==========  =============   =========

   The accompanying notes are an integral part of these financial statements.

           RJO FINANCIAL SERVICES, INC. DBA RESERVE MORTGAGE SERVICES
                            STATEMENTS OF CASH FLOWS
                           December 31, 2003 and 2002

                                                                2003              2002
                                                            ------------      ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                $    417,330      $    183,118
  Adjustments to reconcile net income to net cash
  provided by operating activities:
    Depreciation and amortization                                 31,811            20,996
    Realized (gain) loss on the sale of investments               (2,166)            3,924
    Loss on disposal of equipment                                    674             4,849
Changes in operating assets and liabilities:
    Accounts receivable                                         (582,535)          400,907
    Other assets                                                  (6,709)              (51)
    Cash overdraft and accounts payable                          374,012           (36,181)
    Accrued expenses                                             (28,451)           (2,154)
                                                            ------------      ------------
    NET CASH PROVIDED BY OPERATING ACTIVITIES                    203,966           575,408

CASH FLOWS FROM INVESTING ACTIVITIES:
    Payments for the purchase of property and equipment          (71,126)           (5,947)
    Debt used to purchase property and equipment                       -           (45,000)
    Proceeds from the sale of investments                              -             7,410
    Payments for the purchase of investments                    (100,000)           (7,196)
                                                            ------------      ------------
    NET CASH USED IN INVESTING ACTIVITIES                       (171,126)          (50,733)

CASH FLOWS FROM FINANCING ACTIVITIES:
    Shareholder distributions                                   (179,383)         (219,170)
    Repayment on borrowings                                      (15,288)         (262,944)
    Net borrowings on notes payable                              325,725            45,000
                                                            ------------      ------------
    NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES          131,054          (437,114)
                                                            ------------      ------------

NET INCREASE  IN CASH AND EQUIVALENTS                            163,894            87,561
CASH AND EQUIVALENTS AT BEGINNING OF YEAR                        179,311            91,750
                                                            ------------      ------------
CASH AND EQUIVALENTS AT END OF YEAR                         $    343,205      $    179,311
                                                            ============      ============

SUPPLEMENTAL DISCLOSURES:
    Cash paid for interest                                  $      1,792      $      2,584
    Cash paid for taxes                                     $      1,329      $        997

   The accompanying notes are an integral part of these financial statements.

           RJO FINANCIAL SERVICES, INC. DBA RESERVE MORTGAGE SERVICES
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2003 and 2002

NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

RJO Financial Services, Inc. dba Reserve Mortgage Services (the Company) was incorporated on February 7, 1994 and, since August 1998, has been in the business of originating mortgage loans (primarily conventional mortgages) and the subsequent placement with financial institutions at the time of closing.

Revenue Recognition

Substantially all of the Company's operating revenues are recognized at the time a mortgage loan is closed. These loans are then subsequently placed with financial institutions that have, prior to closing, committed to purchase the loans. The loans are sold without recourse.

Property and Equipment

Property and equipment are stated at cost or appraised value. Depreciation is provided using primarily double declining methods over the estimated useful lives of the assets that range from 5-7 years.

Cash and Cash Equivalents

For purposes of the statement of cash flows, cash and cash equivalents include cash and all highly liquid investments purchased with an original maturity of three months or less.

Concentration of Credit Risk

The Company is a mortgage banker located in northeast Ohio and grants credit to the purchasers of loans that it originates, substantially all of which are financial institutions.

The Company maintains cash balances at a financial institution located in Ohio. The Federal Deposit Insurance Corporation insures deposits up to $100,000. The Company's uninsured cash balance was $155,073 and $30,691 at December 31, 2003, and 2002, respectively. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash.

Use of Estimates

In preparing the Company's financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Advertising expense

Advertising costs are expensed as incurred. Advertising costs expensed during 2003 and 2002 amounted to $69,334 and $97,782, respectively.

           RJO FINANCIAL SERVICES, INC. DBA RESERVE MORTGAGE SERVICES
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2003 and 2002

Investments

The Company's investments are comprised of equity securities, all classified as securities available for sale, which are carried at their approximate fair value based upon the market prices of those investments at December 31, 2003 and 2002, respectively. The net unrealized holding gains/losses are included as a component of accumulated comprehensive income until realized.

The following summarizes cost and market value at December 31:

                                           2003                                     2002
                           ------------------------------------     ------------------------------------
                                Market                                   Market
                                Value                Cost                Value                Cost
                           ---------------     ----------------     ---------------      ---------------
Equity securities          $       128,964     $        118,040     $        13,364      $        10,853

Market value exceeded cost by $10,924 and $2,511 at December 31, 2003 and 2002, respectively.

NOTE 2 - INCOME TAXES

The Company has elected to be taxed as an S Corporation as provided under
Section 1362 of the Internal Revenue Code and as a result, income is taxed at the shareholder level. Accordingly, no provision for federal income tax has been made. Also in this regard, comprehensive income is only reported on a before tax basis.

NOTE 3 - RELATED PARTY TRANSACTIONS

As of June 1, 2002, the Company entered into a 5-year lease for office space from the sole shareholder. Rent is $3,333 per month for the first year of the lease and then increases 3% each year. Rent expense paid by the Company under this lease was $36,667 for 2003 and $23,333 for 2002.

NOTE 4 - DEBT OBLIGATIONS

The Company has a revolving credit agreement with a bank. Interest on the outstanding balance is payable monthly at the prime rate (4.0% and 4.25% at December 31, 2003 and 2002, respectively) plus 0.25%. Maximum borrowing under the agreement is $4,000,000. The outstanding principal balance was $675,362 and $356,562 at December 31, 2003 and 2002, respectively. The debt is collateralized by the corresponding pledged loans that have not yet been funded through a third party financial institution. On January 17, 2002 this revolving credit agreement was modified to allow for maximum borrowings of $3,000,000. No other terms were amended.

           RJO FINANCIAL SERVICES, INC. DBA RESERVE MORTGAGE SERVICES
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2003 and 2002

The Company has a note payable with a bank. Interest on the outstanding balance is calculated at prime rate (4.0% and 4.25% at December 31, 2003 and 2002, respectively) plus 1.0%. Maximum borrowing under the original agreement was $250,000. This agreement was amended on January 17, 2002 to allow for maximum borrowings of $500,000. No other terms of the note were amended. The outstanding principal balance was $473,051 and $466,889 at December 31, 2003 and 2002, respectively. The debt is collateralized by the corresponding pledge loans that have not yet been funded through a third party financial institution.

In August 2002, the Company entered into a term note with a bank. The note bears interest at the prime rate (4.25% at 4.75% at December 31, 2003 and 2002, respectively) plus 0.5%, and is payable in monthly installments of principal and interest of $1,355. This note is secured by equipment and accounts receivable and matures in August 2005. The outstanding balance was $25,809 and $40,334 at December 31, 2003 was 2002, respectively.

Future maturities of long-term debt as of December 31, 2003 are as follows:

2004                 $    15,255
2005                      10,554
                     -----------
                     $    25,809
                     ===========

NOTE 5 - OPERATING LEASES

The Company leases automobiles and its office space. Rental expense for these leases amounted to $49,536 and $44,864 as of December 31, 2003 and 2002, respectively. This amount includes the related party lease described in Note 3.

Future minimum lease payments are as follows:

2004                  $   62,057
2005                      55,120
2006                      46,737
2007                      18,760
                      ----------
                      $  182,674
                      ==========

NOTE 6 - SUBSEQUENT EVENT

In February 2004, the Company established a tax deferred savings plan (401(k) plan) that covers eligible employees. The Company will make matching contributions of 50% for the first 6% of salary deferrals.

(2) unaudited balance sheet of RJO Financial Services, Inc. as of March 31, 2004 and the related statements of operations, changes in equity and cash flows for the three months ended March 31, 2004 and 2003.

           RJO FINANCIAL SERVICES, INC. DBA RESERVE MORTGAGE SERVICES
                            BALANCE SHEET (unaudited)
                                 March 31, 2004

                                  ASSETS

CURRENT ASSETS
Cash and cash equivalents                                    $     10,221
Accounts receivable                                             1,248,569
Investments, fair value                                           128,965
                                                             ------------
TOTAL CURRENT ASSETS                                            1,387,755

NET PROPERTY AND EQUIPMENT                                        102,186

OTHER ASSETS                                                        8,034
                                                             ------------

TOTAL ASSETS                                                 $  1,497,975
                                                             ============

                   LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
Lines of credit                                              $    957,700
Current portion of long-term debt                                  16,152
Cash overdraft                                                    263,479
Accounts payable                                                   14,911
Commissions payable                                                 1,579
Accrued and withheld payroll taxes                                  3,835
Accrued expenses                                                    6,943
                                                             ------------

TOTAL CURRENT LIABILITIES                                       1,264,599

NONCURRENT LIABILITIES
Equipment note payable                                              4,755
                                                             ------------

TOTAL LIABILITIES                                               1,269,354

STOCKHOLDER'S EQUITY
Common stock, 750 shares authorized, 1 issued and
  outstanding, $500 per share stated value                            500
Additional paid-in capital                                        915,207
Accumulated other comprehensive income                             10,925
Retained deficit                                                 (698,011)
                                                             ------------

TOTAL STOCKHOLDER'S EQUITY                                        228,621
                                                             ------------

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                   $  1,497,975
                                                             ============

   The accompanying notes are an integral part of these financial statements.

           RJO FINANCIAL SERVICES, INC. DBA RESERVE MORTGAGE SERVICES
                      STATEMENTS OF OPERATIONS (unaudited)
               For the three months ended March 31, 2004 and 2003

                                                         For the three months ended
                                                                  March 31,
                                                           2004              2003
                                                       ------------      ------------
INCOME                                                 $    249,063      $    437,625

COST OF SERVICES RENDERED                                    85,277           124,422
                                                       ------------      ------------

GROSS PROFIT                                                163,786           313,203

OPERATING EXPENSES
Compensation and benefits                                    73,696            87,614
Payroll and other taxes                                       8,108            13,757
Advertising                                                  18,870            17,543
Depreciation and amortization                                 8,059             6,167
Professional fees                                             4,562             2,375
Meals and entertainment                                       1,383             1,865
Dues and subscriptions                                        1,040               665
Automobile expenses                                             852             1,401
Insurance                                                       619             5,003
Postage and delivery                                           (306)              278
Repairs and maintenance                                       6,220             8,900
Office supplies and expense                                   5,955             4,034
Telephone and utilities                                       5,893             9,710
Lease                                                        10,200            10,000
Other operating expenses                                      6,231             4,954
                                                       ------------      ------------

TOTAL OPERATING EXPENSES                                    151,382           174,266
                                                       ------------      ------------

INCOME FROM OPERATIONS                                       12,404           138,937

OTHER INCOME (EXPENSE)
Interest expense                                             (1,170)             (432)
Other income (expense), net                                      33              (964)
                                                       ------------      ------------

TOTAL OTHER INCOME (EXPENSE)                                 (1,137)           (1,396)
                                                       ------------      ------------

NET INCOME                                             $     11,267      $    137,541
                                                       ============      ============

   The accompanying notes are an integral part of these financial statements.

           RJO FINANCIAL SERVICES, INC. DBA RESERVE MORTGAGE SERVICES
                   STATEMENT OF CHANGES IN EQUITY (unaudited)
                    For the three months ended March 31, 2004

                                                                                         Accumulated
                                                                            Additional      Other
                                                     Comprehensive  Common    Paid-in   Comprehensive  Retained
                                          Total         Income      Stock     Capital       Income      Deficit
                                        ----------   -------------  ------  ----------  -------------  ---------
Balance at December 31, 2003            $  315,994                  $  500  $  915,207  $      10,924  $(610,637)
Comprehensive income
   Net Income                               11,267   $      11,267                                        11,267
   Other comprehensive income:
    Unrealized gain on securities, net           1               1                                  1
                                                     -------------
Comprehensive income                                 $      11,268
                                                     =============
Shareholder distributions                  (98,641)                                                      (98,641)
                                        ----------                  ------  ----------  -------------  ---------
   Balance at March 31, 2004            $  228,621                  $  500  $  915,207  $      10,925  $(698,011)
                                        ==========                  ======  ==========  =============  =========

   The accompanying notes are an integral part of these financial statements.

           RJO FINANCIAL SERVICES, INC. DBA RESERVE MORTGAGE SERVICES
                      STATEMENTS OF CASH FLOWS (unaudited)
               For the three months ended March 31, 2004 and 2003

                                                              For the three months ended
                                                                      March 31,
                                                                2004              2003
                                                            ------------      ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                  $     11,267      $    137,541
Adjustments to reconcile net income to
net cash provided by (used in) operating activities:
 Depreciation and amortization                                     8,059             6,167
Changes in operating assets and liabilities:
 Accounts receivable                                             274,037        (2,022,096)
 Other assets                                                      4,558               850
 Cash overdraft and accounts payable                            (336,373)         (110,049)
 Accrued expenses                                                 (1,441)           (9,756)
 Other                                                             1,165                 -
                                                            ------------      ------------
 NET CASH (USED IN) OPERATING ACTIVITIES                         (38,728)       (1,997,343)

CASH FLOWS FROM INVESTING ACTIVITIES:
 Payments for the purchase or property and equipment                   -           (17,273)
                                                            ------------      ------------
 NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                   -           (17,273)

CASH FLOWS FROM FINANCING ACTIVITIES:
 Shareholder distributions                                       (98,641)          (82,417)
 Proceeds from (repayments on) borrowings                       (195,615)        2,057,425
                                                            ------------      ------------
 NET CASH PROVIDED BY (USED IN ) FINANCING ACTIVITIES           (294,256)        1,975,008

NET (DECREASE) IN CASH AND EQUIVALENTS                          (332,984)          (39,608)
CASH AND EQUIVALENTS AT BEGINNING OF YEAR                        343,205           179,311
                                                            ------------      ------------
CASH AND EQUIVALENTS AT END OF YEAR                         $     10,221      $    139,703
                                                            ============      ============

SUPPLEMENTAL DISCLOSURES:
 Cash paid for interest                                     $      1,170      $        432
 Cash paid for taxes                                                   -               293

   The accompanying notes are an integral part of these financial statements.

           RJO FINANCIAL SERVICES, INC. DBA RESERVE MORTGAGE SERVICES

                          NOTES TO FINANCIAL STATEMENTS

                    For the three months ended March 31, 2004

NOTE 1 - BASIS OF PRESENTATION

In the opinion of the management of RJO Financial Services, Inc. dba Reserve Mortgage Services (the Company), the accompanying financial statements for the three months ended March 31, 2004 and 2003 include all adjustments necessary for a fair presentation of the financial condition and the results of operations for those periods. The financial performance reported for the Company for the three months ended March 31, 2004 is not necessarily indicative of the results to be expected for the full year. The accompanying financial statements should be read with the Company's audited financial statements for the period ended December 31, 2003 and reference is made to the Company's accounting policies described in
Note 1 of the Notes to Financial Statements contained in the audited financial statements. The Company has consistently followed those policies in preparing the accompanying financial statements.

NOTE 2 - PENDING BUSINESS COMBINATION

On June 10, 2004, the Company entered into a definitive agreement with Central Federal Corporation whereby the Company will sell all of the outstanding common stock of RJO Financial Services, Inc. for 153,846 shares of Central Federal Corporation Common Stock. Based on the $14.06 average closing price of Central Federal Corporation Common Stock during the week before and after the announcement on June 10, 2004, the value of the sale of the Company was approximately $2.2 million. The transaction is subject to regulatory approval and is expected to be completed during the third quarter of 2004.

(b) Pro Forma Financial Information

(1) Following is the unaudited pro forma condensed combined consolidated balance sheet of Central Federal Corporation as of March 31, 2004, assuming the acquisition of RJO Financial Services, Inc. was completed at that date.

Central Federal Corporation
RJO Financial Services, Inc.
Pro Forma Condensed Combined Consolidated Balance Sheet (unaudited)
March 31, 2004

                                                                                      At March 31, 2004
                                                              ------------------------------------------------------------------
                                                                         Historical             Pro Forma
                                                              -------------------------------  Adjustments
                                                              Central Federal  RJO Financial    increase    Footnote   Pro Forma
                                                                Corporation    Services, Inc.  (decrease)   Reference  Combined
                                                              ---------------  --------------  ----------------------  ---------
Assets
   Cash and cash equivalents                                  $         9,560  $           10                          $   9,570
   Interest-bearing deposits in other financial institutions            1,587                                              1,587
   Securities available for sale                                       25,335             129                             25,464
   Accounts receivable                                                      -           1,056                              1,056
   Loans, net                                                          65,459             193                             65,652
   Premises and equipment, net                                          2,263             102                              2,365
   Goodwill                                                                                          1,759     (1)         1,759
   Intangible assets                                                                                   356     (4)           356
   Other assets                                                         9,954               8                              9,962
                                                              ---------------  --------------  -----------             ---------
                                                              $       114,158  $        1,498  $     2,115             $ 117,771
                                                              ===============  ==============  ===========             =========

Liabilities and shareholders' equity
   Deposits                                                   $        74,882               -                          $  74,882
   Federal Home Loan Bank advances and other debt                      18,705           1,242                             19,947
   Other liabilities                                                      962              27          181     (3)         1,170
                                                              ---------------  --------------  -----------             ---------
    Total liabilities                                                  94,549           1,269          181                95,999

Shareholders' equity
   Preferred stock                                                          -               -                                  -
   Common stock                                                            23               1           (1)    (2)            23
   Additional paid-in capital                                          11,932             915         (481)    (2)        12,366
   Retained earnings                                                   10,504            (698)         698     (2)        10,504
   Accumulated other comprehensive income                                 408              11          (11)    (2)           408
   Unearned stock based incentive plan shares                            (386)              -                               (386)
   Treasury stock                                                      (2,872)              -        1,729     (2)        (1,143)
                                                              ---------------  --------------  -----------             ---------
    Total shareholders' equity                                         19,609             229        1,934                21,772
                                                              ---------------  --------------  -----------             ---------
                                                              $       114,158  $        1,498  $     2,115             $ 117,771
                                                              ===============  ==============  ===========             =========

  See accompanying notes to pro forma condensed combined consolidated financial statements.

(2) Following is the unaudited pro forma condensed combined consolidated statement of operations of Central Federal Corporation for the year ended December 31, 2003, assuming the acquisition of RJO Financial Services, Inc. was completed at the beginning of the year then ended.

Central Federal Corporation
RJO Financial Services, Inc.
Pro Forma Condensed Combined Consolidated Statement of Operations (unaudited)

                                                            Year ended December 31, 2003
                                           --------------------------------------------------------------
                                                  Historical
                                           ------------------------
                                                            RJO        Pro Forma
                                             Central     Financial    Adjustments
                                             Federal      Services,    increase     Footnote    Pro Forma
                                           Corporation      Inc.       (decrease)   Reference   Combined
                                           -----------   ----------   -----------   ---------   ---------
Interest and dividend income
   Loans, including fees                   $     4,203                                          $   4,203
   Securities                                      939                                                939
   Federal Home Loan Bank stock dividends          141                                                141
   Federal funds sold and other                    152                                                152
                                           -----------                                          ---------
                                                 5,435                                              5,435
Interest expense
   Deposits                                      1,570                                              1,570
   Debt                                          1,951            2                                 1,953
                                           -----------   ----------                             ---------
                                                 3,521            2                                 3,523
Net interest income                              1,914           (2)                                1,912
Provision for loan losses                          102                                                102
                                           -----------   ----------                             ---------
Net interest income after provision
   for loan losses                               1,812           (2)                                1,810
Noninterest income
   Service charges on deposit accounts             165                                                165
   Net gain on sales of loans                      429        1,225                                 1,654
   Earnings on bank owned life insurance           188                                                188
   Other                                           148           22                                   170
                                           -----------   ----------                             ---------
                                                   930        1,247                                 2,177
Noninterest expense
   Salaries and employee benefits                3,549          464                                 4,013
   Occupancy and equipment                         224           65                                   289
   Data processing                                 246                                                246
   Franchise taxes                                 301                                                301
   Professional fees                               673           18                                   691
   Director fees                                   119                                                119
   Supplies                                        173           45                                   218
   Depreciation and amortization                   350           32           135      (4)            517
   Other                                           469          204                                   673
                                           -----------   ----------   -----------               ---------
                                                 6,104          828           135                   7,067
                                           -----------   ----------   -----------               ---------
Income (loss) before income taxes               (3,362)         417          (135)                 (3,080)
Income tax expense (benefit)                      (988)                        96      (5)           (892)
                                           -----------   ----------   -----------               ---------
Net income (loss)                          $    (2,374)  $      417   $      (231)              $  (2,188)
                                           ===========   ==========   ===========               =========

Loss per share
   Basic                                   $     (1.31)                                (6)      $   (1.11)
   Diluted                                       (1.31)                                (6)          (1.11)

  See accompanying notes to pro forma condensed combined consolidated financial statements.

(3) Following is the unaudited pro forma condensed combined consolidated statement of operations of Central Federal Corporation for the quarter ended March 31, 2004, assuming the acquisition of RJO Financial Services, Inc. was completed at the beginning of the quarter then ended.

Central Federal Corporation
RJO Financial Services, Inc.
Pro Forma Condensed Combined Consolidated Statement of Operations (unaudited)

                                                            Quarter ended March 31, 2004
                                           --------------------------------------------------------------
                                                  Historical
                                           ------------------------
                                                            RJO        Pro Forma
                                             Central     Financial    Adjustments
                                             Federal      Services,    increase     Footnote    Pro Forma
                                           Corporation      Inc.       (decrease)   Reference   Combined
                                           -----------   ----------   -----------   ---------   ---------
Interest and dividend income
   Loans, including fees                   $       970                                          $     970
   Securities                                      242                                                242
   Federal Home Loan Bank stock dividends           36                                                 36
   Federal funds sold and other                     23                                                 23
                                           -----------                                          ---------
                                                 1,271                                              1,271
Interest expense
   Deposits                                        324                                                324
   Debt                                             76            1                                    77
                                           -----------   ----------                             ---------
                                                   400            1                                   401
Net interest income                                871           (1)                                  870
Provision for loan losses                           36                                                 36
                                           -----------   ----------                             ---------
Net interest income after provision
   for loan losses                                 835           (1)                                  834
Noninterest income
   Service charges on deposit accounts              31                                                 31
   Net gain on sales of loans                       17          164                                   181
   Earnings on bank owned life insurance            34                                                 34
   Other                                            10                                                 10
                                           -----------   ----------                             ---------
                                                    92          164                                   256
Noninterest expense
   Salaries and employee benefits                  726           82                                   808
   Occupancy and equipment                          54           18                                    72
   Data processing                                 114                                                114
   Franchise taxes                                  56                                                 56
   Professional fees                                65            4                                    69
   Director fees                                    40                                                 40
   Supplies                                         31            5                                    36
   Depreciation and amortization                    69            8            34      (4)            111
   Other                                           200           35                                   235
                                           -----------   ----------   -----------               ---------
                                                 1,355          152            34                   1,541
                                           -----------   ----------   -----------               ---------
Income (loss) before income taxes                 (428)          11           (34)                   (451)
Income tax expense (benefit)                      (160)                        (8)     (5)           (168)
                                           -----------   ----------   -----------               ---------
Net income (loss)                          $      (268)  $       11   $       (26)              $    (283)
                                           ===========   ==========   ===========               =========

Loss per share
   Basic                                   $     (0.13)                                (7)      $   (0.13)
   Diluted                                       (0.13)                                (7)          (0.13)

  See accompanying notes to pro forma condensed combined consolidated financial statements.

Central Federal Corporation
RJO Financial Services, Inc.
Notes to Pro Forma Condensed Combined Consolidated Financial Statements

(1) Represents the estimate of the excess of the total direct acquisition costs over the estimated fair value of the net assets acquired. For purposes of these pro forma condensed combined consolidated financial statements, Central Federal Corporation is assumed to acquire 100% of the outstanding shares of RJO Financial Services, Inc. by issuing 153,846 shares of Central Federal Corporation common stock valued at $2.2 million.

(2) Represents elimination of RJO Financial Services, Inc. equity and issuance of Central Federal Corporation shares.

(3) Represents accrual of certain acquisition costs totaling $60,000 and deferred federal income tax liability associated with identified intangible assets totaling $121,000.

(4) Represents fair value of identified intangible associated with prior owner retention and fair value of noncompete agreement. The intangible asset associated with prior owner retention totaling $331,000 is assumed to be expensed to amortization expense over 3 years. The value of the noncompete agreement totaling $25,000 is assumed to be expensed to amortization expense over 1 year.

(5) Represents federal income tax on RJO Financial Services, Inc. income at 34%. Prior to the acquisition by Central Federal Corporation, RJO Financial Services, Inc. was an S-Corp and, as such, income was not taxed at the corporate level.

(6) Pro forma basic and diluted loss per share is based on 1,969,056 weighted average shares outstanding for the year ended December 31, 2003.

(7) Pro forma basic and diluted loss per share is based on 2,144,092 weighted average shares outstanding for the quarter ended March 31, 2004.

(c) Exhibits

 2.0 Stock Purchase Agreement by and among Central Federal Corporation and CFBank and RJO Financial Services, Inc. and Richard J. O'Donnell dated June 10, 2004

23.1  Consent of Independent Registered Public Accounting Firm

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Central Federal Corporation
                                            Therese Ann Liutkus

Date: August 12, 2004                   By: /s/ Therese Ann Liutkus
                                            ----------------------------------
                                            Therese Ann Liutkus, CPA
                                            Chief Financial Officer